Exhibit 10.1

MARKETO, INC.

2013 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE AGREEMENT

Unless otherwise defined herein, the terms defined in the Marketo, Inc. 2013 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Performance Share Agreement (the “Award Agreement”), which includes the Notice of Performance Share Grant, including Vesting Appendix A attached hereto (the “Notice of Grant”) and Terms and Conditions of Performance Share Grant, attached hereto as Exhibit A.

NOTICE OF PERFORMANCE SHARE GRANT

Participant Name:

Address:

Participant has been granted the right to receive an Award of Performance Shares, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Initial Vest Date

Baseline Number of Performance Shares

Maximum Number of Performance Shares(1)

Performance Period:	January 1, 2015 through December 31, 2015
(“Performance Period One”)

January 1, 2015 through December 31, 2016
(“Performance Period Two”)

January 1, 2015 through December 31, 2017
(“Performance Period Three”)

(1) To be calculated as 150% of Baseline Number of Restricted Stock Units

Each of the 3 periods above will be referred to herein as a “Performance Period” and the duration of each Performance Period is subject to Section 3 of Vesting Appendix A.

Performance Matrix:	The number of Performance Shares in which Participant may vest in accordance with the Vesting Schedule will be determined in accordance with Section 2 of Vesting Appendix A.

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, a Management Retention Agreement, as applicable, or set forth below, the Performance Shares will vest in accordance with the following schedule:

“Company Vest Dates” are February 15, May 15, August 15 and November 15 of each year, provided, however that if a Company Vest Dates would otherwise fall on a weekend or holiday, that Company Vest Date will be the first business day following the relevant Company Vest Date.

100% of the Calculated Performance Shares (as defined in, and determined in accordance with, Vesting Appendix A) for an applicable Performance Period will vest on the first Company Vest Date following certification by the Compensation and Leadership Development Committee of the Board (“CLDC”) of achievement for the applicable Performance Period (or, if the Performance Shares are vesting on a time-based schedule in accordance with Section 3(b) of Vesting Appendix A, on the last day of the applicable Performance Period), in each case, subject to Participant continuing to be a Service Provider through each vesting date.

After Performance Period Three, to the extent that the aggregate number of Calculated Performance Shares for each of the Performance Periods is less than the Maximum Number of Performance Shares, the difference between the Maximum Number of Performance Shares and the aggregate number of Calculated Performance Shares will be immediately forfeited.

Notwithstanding the foregoing, in the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Performance Shares, the Performance Shares and Participant’s right to acquire any Shares hereunder will immediately terminate.

By Participant’s electronic signature, Participant and the Company agree that this Award of Performance Shares is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Performance Share Grant, attached hereto as Exhibit A, all of which are made a part of this document.  By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligations (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.  Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below. Participant acknowledges that Participate must electronically accept all documents relating to the Plan or this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) to receive this Award.  Participant agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company.

ATTACHMENTS: 2013 Equity Incentive Plan, Exhibit A - Terms and Conditions of Performance Share Grant and Prospectus for 2013 Equity Incentive Plan.